EXHIBIT 99.1

Sun Hydraulics’ Board of Directors Announces Second Quarter Stock Dividend and Increases Cash Dividend, Appoints Ferdinand E. Megerlin Chairman

SARASOTA, FLA, June 19, 2007—The Sun Hydraulics Corporation (NASDAQ: SNHY) Board of Directors, at its meeting on June 18, 2007, appointed a new Chairman, announced a 50% stock dividend and increased the Company’s cash dividend.

Ferdinand E. Megerlin was appointed Chairman of the Board. Dr. Megerlin succeeds Clyde G. Nixon, who had served as Chairman from 2000 until his passing earlier this year. Dr. Megerlin has served on the Board of the Company since 1998, most recently holding the position of Vice Chairman. Dr. Megerlin has over 35 years of experience in the fluid power industry.

The 50% stock dividend results in shareholders receiving an additional share for every two shares of SNHY stock owned on June 30, 2007. The stock dividend will increase the total shares outstanding to approximately 16.5 million shares from 11.0 million.

Dr. Megerlin said, “The Board of Directors believes the stock dividend will help improve shareholder value by increasing the marketability and liquidity of Sun’s stock.”

Sun’s Board of Directors also approved a cash dividend of $0.09 per share on the new total shares outstanding after the stock dividend. Continuing, Megerlin said, “Sun Hydraulics has paid a dividend every quarter since going public in 1997. The new cash dividend of $0.09 per share, coupled with the stock dividend, effectively increases the dividend by 35%.”

The stock and cash dividends are payable on July 15, 2007, to shareholders of record as of June 30, 2007.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

FORWARD-LOOKING INFORMATION

Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products; (ii) the Company’s financing plans; (iii) trends affecting the Company’s financial condition or results of operations; (iv) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company’s products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (vi) changes relating to the Company’s international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings Item 1. “Business,” Item 1A. “Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in the Company’s Form 10-K for the year ended December 30, 2006 and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in the Company’s Form 10-Q for the quarter ended March 31, 2007. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Richard K. Arter

Investor Relations

941-362-1200

Tricia L. Fulton

Chief Financial Officer

941-362-1200